UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2021

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 18, 2021, Kite Realty Group Trust, a Maryland real estate investment trust (“Kite Realty”), KRG Oak, LLC, a Maryland limited liability company and wholly owned subsidiary of Kite Realty (“Merger Sub”), and Retail Properties of America, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“RPAI”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, RPAI will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Kite Realty (the “Merger”).

Pursuant to the terms of the Merger Agreement, Kite Realty’s Board of Trustees (the “Board”) is obligated to take all action necessary to, upon and subject to the occurrence of the effective time of the Merger (the “Effective Time”), cause the Board to consist of 13 trustees, including four individuals designated by RPAI, which individuals consist of Bonnie S. Biumi, Gerald M. Gorski, Steven P. Grimes and Peter L. Lynch. As previously disclosed, Lee A. Daniels communicated to the Board his decision to retire from the Board contingent and effective upon the occurrence of the Effective Time. Pursuant to the terms of the Merger Agreement, on October 13, 2021, the Board approved an increase in the size of the Board from 10 trustees to 13 trustees, contingent and effective upon the occurrence of the Effective Time, and appointed Ms. Biumi and Messrs. Grimes, Gorski, and Lynch to fill such newly created vacancies on the Board, in each case contingent and effective upon the occurrence of the Effective Time and for such term until Kite Realty’s 2022 annual meeting of shareholders. In the event that the Merger is not consummated, such increase in the size of the Board and appointments would be void. At the Effective Time, the other nine members of the 13-person Board will be current members of the Board.

Steven P. Grimes has served as the chief executive officer of RPAI since 2009 and also served as a director of RPAI since 2011. Previously, Mr. Grimes was President of RPAI from October 2009 to May 2018; Chief Financial Officer of RPAI from November 2007 to December 2011; Chief Operating Officer of RPAI from November 2007 to October 2009 and Treasurer of RPAI from October 2008 to December 2011. From February 2004 to November 2007, Mr. Grimes served as Principal Financial Officer and Treasurer and Chief Financial Officer of Inland Western Retail Real Estate Advisory Services, Inc., RPAI’s former business manager/advisor. Previously, Mr. Grimes served as a Director with Cohen Financial, a mortgage brokerage firm, and as a senior manager with Deloitte & Touche LLP in their Chicago-based real estate practice where he was a national deputy real estate industry leader. Mr. Grimes is an active member of various real estate trade associations, including NAREIT, ICSC and The Real Estate Roundtable. Mr. Grimes received a B.S. in Accounting from Indiana University. Mr. Grimes’ employment with RPAI will terminate upon closing of the Merger, and he will not be an employee of Kite Realty.

Bonnie S. Biumi has served as an independent director of RPAI since 2015. Ms. Biumi has over 30 years of experience in public accounting and as a Chief Financial Officer or other senior-level financial position at both public and private companies. Most recently, Ms. Biumi served as President and Chief Financial Officer of Kerzner International Resorts, Inc., a developer, owner and operator of destination resorts, casinos and luxury hotels, from 2007 to 2012. Ms. Biumi previously held senior-level financial positions at NCL Corporation, Ltd. and Royal Caribbean Cruises, Ltd., which are listed on the NYSE, Neff Corporation (now United Rentals, Inc.), which was previously listed on the NYSE, Peoples Telephone Company, Inc. and Price Waterhouse. Ms. Biumi serves on the Board of Caesars Entertainment, Inc. (formerly Eldorado Resorts, Inc.), a Nasdaq-listed company. Previously, from 2012 to 2017, Ms. Biumi served on the Board of Directors of Isle of Capri Casinos, a Nasdaq-listed company, and from 2013 to 2015, she served on the Board of Directors of Home Properties, Inc., a NYSE-listed company. Ms. Biumi received a B.S. in Accounting from the University of Florida and is a certified public accountant.

Gerald M. Gorski has served as an independent director of RPAI since 2003 and also served as chairman of the RPAI board of directors since 2010. Mr. Gorski was a Partner in the law firm of Gorski & Good LLP, Wheaton, Illinois from 1978 through 2016. Mr. Gorski’s practice focused on governmental law, and he represented numerous units of local government in Illinois. Mr. Gorski previously served as a Special Assistant State’s Attorney and a Special Assistant Attorney General in Illinois. Mr. Gorski also previously served as the Vice Chairman of the Board of Commissioners for the DuPage Airport Authority and the Chairman of the Board of Directors of the DuPage National Technology Park. Mr. Gorski was a National Association of Corporate Directors, or NACD, Board Leadership Fellow. Mr. Gorski received a B.A. from North Central College with majors in Political Science and Economics and a J.D. from DePaul University Law School.

Peter L. Lynch has served as an independent director of RPAI since 2014. Mr. Lynch served as Chairman of the Board of Directors, President and Chief Executive Officer, from 2006 to March 2012, and Chief Executive Officer, from 2004 to 2006, of Winn-Dixie Stores, Inc., a supermarket chain operating approximately 485 combination food and drug stores throughout the southern United States and a Nasdaq-listed company prior to its merger with BI-LO, LLC in December 2011. From 1998 through 2003, Mr. Lynch held various positions of increasing responsibility, including President and Chief Operating Officer and Executive Vice President-Operations, with Albertson’s, Inc., a national retail food and drug chain comprised of 2,500 stores operating under the Albertson’s, Jewel/Osco, ACME, Sav-on and Osco names. While at Albertson’s, Inc., Mr. Lynch spearheaded the successful merger of American Stores Company, which operated food and drug stores in the Midwest, into Albertson’s, Inc. Mr. Lynch also held executive positions with Jewel/Osco, including President of the ACME division and Senior Vice President of Store Operations. Mr. Lynch began his career with Star Markets Company, a regional retailer, serving as Vice President of Operations and Vice President of Human Resources before being named its President. Mr. Lynch serves on the Board of Directors of Alcanna Inc. (formerly Liquor Stores N.A. Ltd.), which is listed on the Toronto Stock Exchange. Mr. Lynch also serves on the Board of Sid Wainer & Son, a privately held company, located in New Bedford, Massachusetts. Mr. Lynch is a member of the Board of Trustees of Nichols College and is a Trustee of the Willowbend Country Club. Mr. Lynch received a B.S. in Finance from Nichols College.

Subject to the effectiveness of their appointments to the Board upon the occurrence of the Effective Time, each of Ms. Biumi and Messrs. Grimes, Gorski and Lynch will be entitled to certain compensation that Kite Realty’s non-employee trustees receive for their service as trustees. Under Kite Realty’s trustee compensation program, for the 2020-2021 year of service, each non-employee trustee received a cash retainer of $60,000 and grant of common shares of beneficial interest, par value $0.01 per share, of Kite Realty (“Kite Realty common shares”) equal to $100,000, subject to one-year vesting. Each of the new trustees will receive prorated amounts for his or her service in 2021. In addition, each new trustee will receive 750 restricted Kite Realty common shares that vest one year from the date of grant. Kite Realty maintains a Trustee Deferred Compensation Plan pursuant to which each non-employee trustee may elect to defer eligible fee and retainer compensation in the form of deferred share units until such time as the trustee’s service on the Board is completed. No determinations have been made regarding committee assignments for the new trustees. There are no related person transactions between any of the new trustees and Kite Realty that would be reportable under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Kite Realty held a Special Meeting of Shareholders on October 19, 2021 (the “Kite Realty Special Meeting”). At the close of business on September 9, 2021, the record date for the Kite Realty Special Meeting, there were 84,565,419 Kite Realty common shares outstanding and entitled to vote, held by approximately 1,036 holders of record. A total of 74,673,135 Kite Realty common shares were voted virtually or by proxy at the Kite Realty Special Meeting, representing 88.3% of the Kite Realty common shares outstanding and entitled to vote, which constituted a quorum to conduct business at the Kite Realty Special Meeting. The following are the final voting results on proposals considered and voted upon at the Kite Realty Special Meeting, each of which is described in greater detail in Kite Realty’s definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission on September 14, 2021.

1.	Kite Realty Share Issuance Proposal. To approve the issuance of Kite Realty common shares to stockholders of RPAI pursuant to the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
74,442,352	41,922	188,861	0

2.	Kite Realty Declaration of Trust Amendment Proposal. To approve an amendment to Kite Realty’s Articles of Amendment and Restatement of Declaration of Trust, as supplemented and amended, to increase the total number of authorized Kite Realty common shares from 245,000,000 to 490,000,000.

For	Against	Abstain	Broker Non-Votes
72,495,333	1,993,457	184,345	0

3.	Kite Realty Adjournment Proposal. To approve one or more adjournments of the Kite Realty Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Kite Realty Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve the Kite Realty Share Issuance Proposal.

For	Against	Abstain	Broker Non-Votes
68,510,014	5,962,901	200,220	0

Item 8.01	Other Events.

On October 19, 2021, Kite Realty and RPAI issued a joint press release announcing that Kite Realty shareholders and RPAI stockholders each voted to approve the previously announced proposed acquisition of RPAI at the Kite Realty Special Meeting. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated October 19, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: October 19, 2021	By:	/s/ Heath R. Fear
Heath R. Fear Executive Vice President and Chief Financial Officer